EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152505) of Rayonier Inc. of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations which appear in this Form 11-K for the year ended December 31, 2011.
/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 27, 2012